Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

International Assets Holding Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 of International Assets Holding Corporation (No. 333-117544), the Registration Statement on Form S-3 of International Assets Holding Corporation (No. 333-137992), and the Registration Statement on Form S-3 (No. 333-144719) of our report dated December 8, 2008, relating to the consolidated balance sheets of International Assets Holding Corporation and Subsidiaries as of September 30, 2008 and 2007, and the related consolidated income statements, statements of stockholders’ equity and cash flow statements for each of the years in the three-year period ended September 30, 2008, which report appears in the Annual Report on Form 10-K of International Assets Holding Corporation for the fiscal year ended September 30, 2008.

Rothstein, Kass & Company, P.C.

Roseland, New Jersey

December 8, 2008